FOR IMMEDIATE RELEASE   Contacts:   Investors:        Media:
                                    ----------        ------
                                    Andrew Brown      Robin Schoen
January 7, 2003                     646/414-1151      215/504-2122

   POCKETSCRIPT ENABLES PHYSICIANS TO EXECUTE SECURE ELECTRONIC PRESCRIPTIONS
                    USING THEIR BLACKBERRY WIRELESS HANDHELDS

     Medix Resources and PocketScript Form Alliance With Research In Motion

New York, NY -- Medix  Resources,  Inc. [AMEX:  MXR] today announced an alliance with  PocketScript  and Research In Motion (RIM)  [NASDAQ:  RIMM;  TSX:  RIM] to
enable  physicians  to  execute  secure  electronic  prescriptions  using  their
BlackBerry Wireless Handhelds(TM). This announcement follows the news that Medix and PocketScript have entered into a definitive  agreement providing for Medix's acquisition of PocketScript.

PocketScript  and RIM have  collaborated  to  extend  PocketScript's  electronic
prescribing  point-of-care   technologies  so  that  they  can  be  utilized  on
Java-based  BlackBerryTM  handhelds.  Medix provides  Internet-based  healthcare communication, data integration, and transaction processing software through its
Cymedix(R)product line.

"Our  ability  to  deliver a single  integrated  solution  to the  physician  is significant.  With the  BlackBerry  wireless  platform,  we enable the physician access to patient information irrespective of location. This frees the physician from  having  to  carry a  pager,  cell  phone  and  PDA,  while  simultaneously increasing  their  productivity,"  stated  Stephen  Burns,  President  & CEO  of
PocketScript.

"I don't think it should be underestimated just how significant this development is for the  proliferation  of  technologies  for  physicians.  With our  pending acquisition of PocketScript  and the alliance between RIM and  PocketScript,  we see an exciting  opportunity to expand Medix's  product  offerings,  all bundled into this neatly portable platform," stated Darryl Cohen, Medix CEO & President.

BlackBerry is the leading wireless enterprise platform that allows users to stay connected with secure,  wireless access to email, corporate data, phone, web and organizer features. With BlackBerry,  mobile professionals get effortless access to  their  important  information  and  communications  while on the road and IT departments get centralized administration in a secure solution. BlackBerry is a totally  integrated  package  that  includes  hardware,  software  and  service, providing a complete end-to-end solution.

Medix Resources  Announces  PocketScript's  Alliance With Research In Motion FOR
IMMEDIATE RELEASE - January 7, 2003

On December 18, 2002, Medix Resources and PocketScript,  LLC signed a definitive agreement  providing  for Medix to acquire  PocketScript.  This  acquisition  is subject  to  certain  conditions  of  closing,  including  approval  of  Medix's shareholders.

Medix  Resources,   Inc.,  through  its  wholly-owned  subsidiary  Cymedix  Lynx
Corporation,   is  the  developer  and  provider  of  the   Cymedix(R)suite   of
fully-secure,  Internet-based transaction software products. The Cymedix(R)suite of products enables  communication of high  value-added  healthcare  information among physician offices, hospitals, health management organizations,  and health insurance  companies.  Additional  information  about Medix  Resources,  and its products and services, can be found at its Web sites: WWW.MEDIXRESOURCES.COM and
WWW.CYMEDIX.COM.

PocketScript,  LLC develops software applications for wireless, handheld devices
to  improve   physician   efficiency   and  workflow.   Its  flagship   product,
PocketScript,   allows   physicians   to   electronically   write  and  transmit
prescriptions;  receive  formulary  and  drug  interaction  information;  access education  and  compliance  services;  and connect  wirelessly  to the Internet.
PocketScript  is the  first  vendor  to  enter  into a  definitive  connectivity agreement with RxHub.

                                      # # #

Information  in this press  release  contains  forward-looking  statements  that involve risks and uncertainties  that could adversely affect Medix in the future to a material degree. Such risks and uncertainties include,  without limitation, the ability of Medix to raise capital to finance the development of its Internet services and related software,  the effectiveness and the marketability of those services, the ability of the Company to protect its proprietary information, and the establishment of an efficient  corporate  operating structure as the Company grows and the ability of the Company to consummate its PocketScript acquisition.
These and other risks and uncertainties are presented in detail in the Company's
Form  10-K/A  for  2001,  which  was  filed  with the  Securities  and  Exchange
Commission on May 24, 2002 and the Company's 10-Q for the third Quarter of 2002, which was filed with the  Securities  and  Exchange  Commission  on November 14,
2002, respectively. This information is available from the SEC or the Company.

The  BlackBerry  and RIM families of related  marks,  images and symbols are the exclusive properties of Research In Motion Limited.